Exhibit 10.1

EXECUTION

AMENDMENT NO. 6 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 6 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment No. 6”), dated as of November 7, 2006, by and among J. Crew Operating Corp., a Delaware corporation (“Operating”), J. Crew Inc., a New Jersey corporation (“J. Crew”), Grace Holmes, Inc., a Delaware corporation doing business as J. Crew Retail (“Retail”), H.F.D. No. 55, Inc., a Delaware corporation doing business as J. Crew Factory (“Factory”, and together with J. Crew, Retail and Operating, each individually a “Borrower” and collectively, “Borrowers”), J. Crew Group, Inc., a Delaware corporation (“Parent”), Madewell Inc., a Delaware corporation (“Madewell”) and J. Crew International, Inc., a Delaware corporation (“JCI”, and together with Parent and Madewell, each individually a “Guarantor” and collectively, “Guarantors”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, a national banking association, in its capacity as administrative agent and collateral agent for Lenders pursuant to the Loan Agreement (in such capacity, “Agent”).

WITNESSETH :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated December 23, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of October 10, 2005, Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of May 15, 2006, Amendment No. 3 to Amended and Restated Loan and Security Agreement dated as of May 15, 2006, Amendment No. 4 to Amended and Restated Loan and Security Agreement dated as of June 26, 2006 and Amendment No. 5 to Amended and Restated Loan and Security Agreement dated as of July 10, 2006 (as the same is amended and supplemented hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to certain amendments to the Financing Agreements; and

WHEREAS, Agent and Lenders are willing to agree to such amendments to the extent, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

1.1 Additional Definition. As used herein or in the Loan Agreement or any of the other Financing Agreements, the term “Amendment No. 6” shall mean Amendment No. 6 to Amended and Restated Loan and Security Agreement, dated as of November 7, 2006, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition

1.2 Amendment to Definition. The definition of “Deposit Account Control Agreement” in Section 1.46 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and such other terms and conditions as Agent may require.

1.3 Interpretation. For purposes of this Amendment No. 6, all terms used herein, including those terms used or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

Section 2. Amendment to Loan Agreement.

2.1 Collection of Accounts. Section 6.3(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“6.3 Collection of Accounts.

(a) Each Borrower and Guarantor shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.10 to the Information Certificate and subject to Section 5.2(d) hereof such other banks as such Borrower or Guarantor may hereafter select. The banks set forth on Schedule 8.10 to the Information Certificate constitute all of the banks with which Borrowers and Guarantors have deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks that are used solely for receiving store receipts from a retail store location of a Borrower (together with any other deposit accounts at any time established or used by any Borrower for receiving such store receipts from any retail store location, collectively, the “Store Accounts” and each individually, a “Store Account”) or otherwise describes the nature of the use of such deposit account by such Borrower.

(i) Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of such Borrower on each Business Day into the Store Account of such Borrower used solely for such purpose. All such funds deposited into the Store Accounts shall be sent by wire transfer or other electronic funds transfer no less frequently than weekly or more frequently upon Agent’s request at any time after a Direct Remittance Event to the Blocked Accounts as provided in Section 6.3(a)(ii) below, except nominal amounts which are required to be maintained in such Store Accounts under the terms of such Borrower’s arrangements with the bank at which such Store Accounts are maintained, which nominal amounts shall not exceed $5,000 as to any individual Store Account at any time.

(ii) Each Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are reasonably acceptable to Agent (the “Blocked Accounts”) into which each Borrower shall promptly either cause all amounts on deposit in the Store Accounts of such Borrower to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, all amounts payable to each Borrower from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral. Borrowers and Guarantors shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time on or after a Direct Remittance Event, Agent may become the bank’s customer with respect to any of the Blocked Accounts and promptly upon Agent’s request, Borrowers shall execute and deliver such agreements and documents as Agent may reasonably require in connection therewith. Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrowers as Borrower Agent may specify in writing to Agent until such time on or after a Direct Remittance Event as Agent shall notify the depository banks otherwise. Without limiting any other rights or remedies of Agent or Lenders, Agent may, at its option, instruct the depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Agent Payment Account at any time on or after a Direct Remittance Event. For purposes hereof, a “Direct Remittance Event” shall exist and be continuing at any time (A) a Default or Event of Default shall exist or have occurred and be continuing or (B) the Excess Availability shall at any time be less than $20,000,000. Upon and after a Direct Remittance Event, Agent shall be authorized to direct all of the depository banks at which Blocked Accounts are maintained to remit by federal funds wire transfer all funds received or deposited into such Blocked Accounts and related deposit accounts to the Agent Payment Account or as Agent may direct. Each

Borrower and Guarantor agrees that all payments made to such Blocked Accounts on or after a Direct Remittance Event and all other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent, for the benefit of Lenders, in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

(iii) Without limiting any other rights or remedies of Agent or Lenders, Agent may, at its option, instruct the securities intermediary or other Person party to an Investment Property Control Agreement that no funds in any investment account or other account subject to such agreement may be transferred except to the Blocked Accounts or otherwise paid to the Agent Payment Account at any time on or after a Direct Remittance Event or at any time on or after Agent receives a notice of the intention of the securities intermediary or other party thereto to terminate such Investment Property Control Agreement.

2.2 Additional Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Guarantors to Agent and Lenders pursuant to the other Financing Agreements, each of Borrowers and Guarantors, jointly and severally, hereby represents, warrants and covenants with and to Agent and Lenders (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements) that as of the date hereof, this Amendment No. 6 has been duly executed and delivered by all necessary action on the part of Borrowers and Guarantors and, if necessary, their respective stockholders, and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

Section 3. Conditions.

The effectiveness of each of the amendments set forth in this Amendment No. 6 shall be subject to the satisfaction of each of the following conditions:

(a) Agent shall have received an original of this Amendment No. 6, duly authorized, executed and delivered by Borrowers and Guarantors;

(b) Agent shall have received all consents of Lenders required for the amendments provided for herein;

(c) Agent shall have received evidence, in form and substance satisfactory to Agent, that Borrowers and Guarantors have obtained all necessary consents and approvals to the execution, delivery and performance of this Amendment No. 6, which are and shall remain in full force and effect; and

(d) after giving effect to each of the consents and amendments set forth herein, no Default or Event of Default shall exist or have occurred.

Section 4. Miscellaneous.

4.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of effective date hereof. The Loan Agreement and this Amendment No. 6 shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment No. 6 shall control.

4.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary, in the reasonable discretion of Agent, to effectuate the provisions and purposes of this Amendment No. 6.

4.3 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York without regard to principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

4.4 Binding Effect. This Amendment No. 6 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

4.5 Counterparts. This Amendment No. 6 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 6, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto. Delivery of an executed counterpart of this Amendment No. 6 by telefacsimile or other electronic means shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 6. Any party delivering an executed counterpart of this Amendment No. 6 by telefacsimile or other electronic means also shall deliver an original executed counterpart of this Amendment No. 6, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 6 as to such party or any other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their authorized officers as of the date and year first above written.

J. CREW OPERATING CORP.
J. CREW INC.
GRACE HOLMES, INC. d/b/a J. CREW RETAIL
H.F.D. NO. 55, INC. d/b/a J. CREW FACTORY
J. CREW GROUP, INC.
MADEWELL INC.

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief
Financial Officer

J. CREW INTERNATIONAL, INC.

By:	/s/ Nicholas P. Lamberti
Name:	Nicholas P. Lamberti
Title:	Vice President and Controller

[Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PRIOR PAGE]

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation, as Agent and as Lender

By:	/s/ Jason Searle
Title:	Vice President

[Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement]

BANK OF AMERICA N.A.

By:	/s/ Christine Hutchinson
Title:	Vice President

[Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement]

SIEMEN’S FINANCIAL SERVICES, INC.

By:	/s/ Mark Picillo
Title:	Vice President

[Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement]

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Kim Nguyen
Title:	Vice President

[Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement]

LASALLE RETAIL FINANCE, a division of Lasalle Business Credit, as agent for Standard Federal Bank National Association

By:	/s/ Roger Malouf
Title:	AVP

[Signature Page to Amendment No. 6 to Amended and Restated Loan and Security Agreement]